UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2009

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment of Bylaws.

Effective as of June 4, 2009, the Company’s Board of Directors amended the Company’s Bylaws to address recent Delaware case law and developments, reflect the Company’s changing needs following the spin-off of its biotechnology operations and clarify certain items. The amendments generally cover the following bylaw provisions:

•	Advance notice provisions for stockholder proposals and nominations:

•

The amendments shorten the advance notice period from “no later than 120 days” to “no later than 90 days and no more than 120 days” prior to the anniversary date of the preceding year’s annual meeting.

•	The amendments require any stockholder making stockholder proposals or director nominations to disclose, among other things:

•	swaps, options or hedging arrangements related to the Company’s stock;

•	agreements with respect to such stockholder proposals or nominations and any persons acting in concert with the stockholder proponent;

•	any voting commitment by a director nominee; and

•	any financial transaction/compensation between stockholder-proponent and director nominee.

•

The amendments clarify that Article II, Section 9 is the exclusive means for properly bringing business (other than nominations) before the annual meeting and Article III, Section 14 is the exclusive means for properly nominating persons for election to the Board at the annual or special meeting.

•

The amendments allow the Company to treat a securities law violation as a violation of the advance notice provisions of the Bylaws in the event a court were to find a securities law violation but fails to provide a meaningful remedy.

•	Disclosure with respect to stockholder seeking action by written consent:

•

The amendment requires any stockholder seeking to have the stockholders take action by written consent to provide greater transparency about the nature and extent of such stockholder’s interest in the Company by making similar disclosure.

•	The amendment clarifies that a stockholder proponent must also comply with relevant requirements under the U.S. securities laws.

•	Adjournment of meetings of stockholders and stockholder list:

•

The amendments to Article II, Section 10 of the Bylaws clarify the Chairperson’s authority, consistent with Delaware law, to adjourn a meeting of stockholders, whether or not a quorum is present and without a vote of the stockholders.

•

The amendments to Article II, Section 15 of the Bylaws provide the Company with an option to keep the stockholder list on an electronic network, as opposed to keeping it at the principal place of business.

•	Compensation of directors:

•	The amendments to Article III, Section 13 of the Bylaws provide greater flexibility with respect to director compensation.

•	Prior to the amendment, directors could not receive any stated salary but a fixed fee was allowed for attendance at each meeting.

The Amended and Restated Bylaws reflecting these amendments are attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

On June 8, 2009, the Company issued a press release with updated revenue guidance for the quarter ended June 30, 2009. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

On June 10, 2009, the Company issued a press release announcing that the Company’s Board of Directors has set a record date of September 17, 2009 for a cash dividend on the Company’s common stock of $0.50 per share payable on October 1, 2009 to stockholders of record as of the record date. A copy of the Company’s press release is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Bylaws of the Company, as amended through June 4, 2009.

99.2

The following exhibit is being furnished, not filed, herewith pursuant to Item 7.01 of Form 8-K:

Press Release, dated June 8, 2009, entitled “PDL BioPharma Provides Second Quarter 2009 Revenue Guidance of Approximately $125 Million.”

99.3

The following exhibit is being furnished, not filed, herewith pursuant to Item 7.01 of Form 8-K:

Press Release, dated June 10, 2009, entitled “PDL BioPharma Announces Record Date for October 1 Dividend Payment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated: June 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Bylaws of the Company, as amended through June 4, 2009.

99.2

The following exhibit is being furnished, not filed, herewith pursuant to Item 7.01 of Form 8-K:

Press Release, dated June 8, 2009, entitled “PDL BioPharma Provides Second Quarter 2009 Revenue Guidance of Approximately $125 Million.”

99.3

The following exhibit is being furnished, not filed, herewith pursuant to Item 7.01 of Form 8-K:

Press Release, dated June 10, 2009, entitled “PDL BioPharma Announces Record Date for October 1 Dividend Payment.”